UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 17, 2015

AV Homes, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-07395	23-1739078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8601 N. Scottsdale Rd. Suite 225, Scottsdale, Arizona		85253
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 214-7400

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Offering of New Notes

On June 23, 2015, AV Homes, Inc. (the “Company”) closed its previously announced private offering of $80.0 million aggregate principal amount of its new 6.00% Senior Convertible Notes due 2020 (the “New Notes”). The New Notes are governed by an indenture, dated as of February 4, 2011 (the “Base Indenture”), between the Company and Wilmington Trust, National Association, as Trustee (the “Trustee”), as supplemented by a third supplemental indenture, dated as of June 23, 2015 (the “Supplemental Indenture”, and, together with the Base Indenture, the “Indenture”), among the Company, the certain subsidiaries of the Company named therein as Subsidiary Guarantors (the “Subsidiary Guarantors”) and the Trustee. Shares of the Company’s common stock that are issuable upon conversion of the New Notes have been reserved for issuance by the Company and will be traded on the Nasdaq Global Select Market upon issuance upon conversion.

The New Notes were issued pursuant a series of separate, privately negotiated note purchase agreements (the “Note Purchase Agreements”) entered into on June 17, 2015 by the Company and certain qualified institutional buyers. TPG Aviator, L.P. (“TPG Aviator”), which owns approximately 41% of the Company’s outstanding common stock, purchased $20.0 million aggregate principal amount of New Notes for $20.0 million in cash and waived its rights to purchase additional New Notes. Pursuant to the terms of the Company’s Related Person Transaction Policy, the audit committee of the Company’s board of directors reviewed and approved the terms of the New Notes and TPG Aviator’s purchase of New Notes.

Pursuant to the Note Purchase Agreements, the New Notes were issued for approximately $64.5 million of cash and in exchange for approximately $15.5 million aggregate principal amount of the Company’s outstanding 7.50% Senior Exchange Convertible Notes due 2016, issued on July 25, 2012 (the “Exchange Existing Notes”). The Company is using approximately $30.7 million of the net cash proceeds from the sale of the New Notes to (i) repurchase an additional approximately $20.5 million aggregate principal amount of Exchange Existing Notes, (ii) repurchase approximately $8.7 million aggregate principal amount of the Company’s outstanding 7.50% Senior Convertible Notes due 2016, issued on February 4, 2011 (the “Original Existing Notes”), and (iii) pay approximately $1.5 million of accrued interest (in respect of the notes being exchanged or repurchased) and premium (in respect of the notes being repurchased). Immediately after giving effect to the foregoing transactions, the outstanding aggregate principal amount of the Original Existing Notes and the Exchange Existing Notes will be $46.8 million and $8.5 million, respectively. The Company plans to use the remaining $33.8 million of net cash proceeds from the New Notes for general corporate purposes, which will include the redemption of the remaining $8.5 million aggregate principal amount of Exchange Existing Notes and may include repayment or retirement of additional indebtedness, land purchases, land development and financing of homebuilding and acquisitions, which may include the previously announced acquisition of Bonterra Builders LLC.

Terms of New Notes

The New Notes will bear regular cash interest on the principal amount of each note at a rate of 6.00% per year, payable semiannually in arrears on January 1 and July 1 of each year, beginning on January 1, 2016.

The New Notes will not be redeemable or convertible at the option of the Company. Holders may convert the New Notes into shares of common stock at any time prior to the close of business on the second business day immediately preceding the maturity date. The New Notes are convertible at an initial conversion rate of 50.2008 shares per $1,000 principal amount of New Notes (subject to adjustment in certain events). This is equivalent to an initial conversion price of approximately $19.92 per share, which represents a 20% premium over the closing sale price of the Company’s common stock on June 17, 2015. In addition, following certain corporate events that occur prior to the maturity date, the Company will increase, in certain circumstances, the conversion rate for a holder who elects to convert its New Notes in connection with such corporate event.

The New Notes will mature on July 1, 2020, unless earlier repurchased or converted. If the Company undergoes a Fundamental Change (as defined in the Third Supplemental Indenture), holders of New Notes may require the Company to repurchase for cash all or part of their New Notes at a repurchase price equal to 100% of the principal amount to be repurchased, plus accrued and unpaid interest to, but not including, the fundamental change repurchase date.

The Notes are guaranteed on a senior unsecured basis by the Subsidiary Guarantors, and rank equally in right of payment with the Company and the Subsidiary Guarantors’ existing and future senior unsecured indebtedness.

The foregoing description of the New Notes, the Indenture, and the Note Purchase Agreements, does not purport to be complete and is qualified in its entirety by reference to the Indenture, the form of New Note (included in the Third Supplemental Indenture), and the form of Note Purchase Agreement, copies of which are included as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

The New Notes and related guarantees were sold to qualified institutional buyers in reliance on private placement exemptions from registration under the Securities Act of 1933, including Section 4(a)(2). The New Notes and the related guarantees, and the common stock issuable upon conversion of the New Notes, have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 is incorporated herein by reference.

Item 8.01	Other Events.

On June 23, 2015, the Company provided a notice of redemption to the Trustee with respect to its redemption of the total remaining $8.5 million outstanding aggregate principal amount of its Exchange Existing Notes on July 19, 2015.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of February 4, 2011, between Avatar Holdings Inc. (now known as AV Homes, Inc.) and JPMorgan Chase Bank, National Association (predecessor-in-interest to Wilmington Trust, National Association), as Trustee (filed as Exhibit 4.1 to the Company’s current report on Form 8-K filed February 4, 2011 (File No. 001-07395), and incorporated herein by reference)

4.2	Third Supplemental Indenture, dated as of June 23, 2015 by and among AV Homes, Inc., the Subsidiary Guarantors named therein, and Wilmington Trust, National Association, as trustee, relating to 6.00% Senior Convertible Notes due 2020

4.3	Form of 6.00% Senior Convertible Notes due 2020 (included in Exhibit 4.2)

10.1	Form of Note Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AV Homes, Inc.

June 23, 2015	By:	/s/ Roger A. Cregg
		Name:	Roger A. Cregg
		Title:	Director, President, and Chief Executive Officer (Principal Executive Officer)

Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated as of February 4, 2011, between Avatar Holdings Inc. (now known as AV Homes, Inc.) and JPMorgan Chase Bank, National Association (predecessor-in-interest to Wilmington Trust, National Association), as Trustee (filed as Exhibit 4.1 to the Company’s current report on Form 8-K filed February 4, 2011 (File No. 001-07395), and incorporated herein by reference)

4.2	Third Supplemental Indenture, dated as of June 23, 2015 by and among AV Homes, Inc., the Subsidiary Guarantors named therein, and Wilmington Trust, National Association, as trustee, relating to 6.00% Senior Convertible Notes due 2020

4.3	Form of 6.00% Senior Convertible Notes due 2020 (included in Exhibit 4.2)

10.1	Form of Note Purchase Agreement